Exhibit 99.1

News Release

Ashland reports financial results1 for first quarter of fiscal year 2023 consistent with previous update

•
Sales of $525 million, up three percent from the prior-year quarter
•
Net income (including discontinued operations) of $40 million, or $0.73 per diluted share
•
Income from continuing operations of $42 million, or $0.76 per diluted share
•
Adjusted income from continuing operations excluding intangibles amortization expense of $54 million, or $0.97 per diluted share
•
Adjusted EBITDA of $108 million
•
Cash flows used by operating activities of $29 million; ongoing free cash flow2 of negative $21 million

WILMINGTON, Del., January 31, 2023 – Ashland Inc. (NYSE: ASH) today announced financial results1 for the first quarter of fiscal year 2023, which ended December 31, 2022. The global additives and specialty ingredients company holds leadership positions in high-quality, consumer-focused markets including pharmaceuticals, personal care and architectural coatings.

Sales were $525 million, up three percent versus the prior-year quarter. Sales on a constant-currency basis increased by seven percent. Sales growth was driven primarily by disciplined pricing across all segments leading to cost recovery and strong demand for pharmaceutical ingredients within the Life Sciences segment. Sales growth was partially offset by the impact of COVID-19 policies which impacted demand in China and significant inventory destocking within the distribution channel particularly in China and Europe. These global dynamics primarily impacted the company’s Personal Care and Specialty Additives segments.

Net income was $40 million, down from $48 million in the prior-year quarter. Income from continuing operations was $42 million, up from $32 million in the prior-year quarter, or $0.76 per diluted share, up from $0.55 in the prior-year quarter. Adjusted income from continuing operations excluding intangibles amortization expense was $54 million, up from $51 million in the prior-year quarter, or $0.97 per diluted share, up from $0.88 in the prior-year quarter. Adjusted EBITDA was $108 million, up two percent from $106 million in the prior-year quarter. Unfavorable foreign currency and planned maintenance turnarounds at company facilities negatively impacted adjusted EBITDA by $14 million and $12 million, respectively, or 25 percent on a combined basis.

Cash flows used by operating activities totaled $29 million, compared to cash flows provided by operating activities of $14 million in the prior-year quarter. Ongoing free cash flow2 totaled negative $21 million compared to $26 million in the prior-year quarter. Higher inventory levels resulted in increased working capital which was the primary driver for the reduction in ongoing free cash flows.

“Results in the December quarter were consistent with earnings update we issued last week on January 25,” said Guillermo Novo, chair and chief executive officer, Ashland. “We are operating in a dynamic and uncertain world, and results in the December quarter are evidence of these facts. The pricing discipline across segments and strong demand for pharmaceutical ingredients was partially offset by rapid inventory destocking from distributors in Europe and impacted demand due to COVID-19 policies in China. Despite these headwinds, we expect demand trends to stabilize, and we are taking actions to offset incremental costs incurred during the quarter. Although demand in the first quarter was below our expectations, our financial outlook for the fiscal year is still within our original guidance ranges and we expect to have greater visibility in March as we gain more clarity on the impact of China's re-opening."

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of the company's reportable segments are described below on an adjusted basis. In addition, EBITDA and adjusted EBITDA are reconciled to operating income in Table 4. Free cash flow, ongoing free cash flow and adjusted operating income are reconciled in Table 6 and adjusted income from continuing operations, adjusted diluted earnings per share and adjusted diluted earnings per share excluding intangible amortization expense are reconciled in Table 7 of this news release. These adjusted results are considered non-GAAP financial measures. For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Life Sciences

Sales were $207 million, up 22 percent from the prior-year quarter, driven by double-digit sales growth to pharmaceutical customers reflecting strong demand and cost recovery. Sales growth was partially offset by unfavorable foreign currency which negatively impacted sales by $9 million, or five percent.

Adjusted operating income was $35 million, up from $21 million in the prior-year quarter. Adjusted EBITDA was $52 million, up from $36 million in the prior-year quarter, primarily reflecting disciplined pricing leading to cost recovery, strong pharma demand and favorable product mix. Unfavorable foreign currency negatively impacted adjusted EBITDA by $7 million, or 19 percent.

Personal Care

Sales were $138 million, down six percent from the prior-year quarter. Disciplined pricing across end markets was more than offset by reductions of sales into China primarily due to COVID-19 policies and significant inventory destocking within the distribution channel, particularly in China and Europe. Sales were also impacted by unfavorable foreign currency which negatively impacted sales by $7 million, or five percent.

Adjusted operating income was $11 million, down from $15 million in the prior-year quarter. Adjusted EBITDA was $32 million, down from $36 million in the prior-year quarter, primarily reflecting the demand dynamics listed above and the impact of planned maintenance turnarounds. Unfavorable foreign currency negatively impacted adjusted EBITDA by $3 million, or eight percent.

Specialty Additives

Sales were $143 million, down eight percent from the prior-year quarter, as continued inflation recovery was more than offset by the impact of COVID-19 policies in China and rapid inventory destocking in China and Europe in December. Sales growth was also impacted by unfavorable foreign currency which negatively impacted sales by $7 million, or four percent.

Adjusted operating income was $5 million, compared to $17 million in the prior-year quarter. Adjusted EBITDA was $23 million, compared to $38 million in the prior-year quarter. Compared to the prior-year quarter, plant turnaround costs were $7 million greater, of which $2 million related to unplanned shutdown expenses, primarily at the facility in Nanjing, China following an outbreak of COVID-19. Lower demand resulting from the macro dynamics in Europe and China also had a negative impact on Adjusted EBITDA. Unfavorable foreign currency negatively impacted adjusted EBITDA by $1 million, or three percent.

Intermediates

Sales were $54 million, up two percent from the prior-year quarter, driven by higher merchant-market pricing for high-value derivatives. Captive internal butanediol (BDO) sales were $17 million, a 21 percent increase compared to the prior-year quarter, driven by improved pricing and higher volumes. Captive internal BDO sales are recognized at market-based pricing.

Adjusted operating income was $20 million, compared to $16 million in the prior-year quarter. Adjusted EBITDA was $23 million, compared to $19 million in the prior-year quarter. Unfavorable foreign currency negatively impacted adjusted EBITDA by $1 million, or five percent.

Unallocated & Other

Unallocated and Other expense was an operating loss of $29 million, compared to $27 million in the prior-year quarter. Adjusted Unallocated and Other expense was an operating loss of $21 million, compared to $23 million in the prior-year quarter.

Financial Outlook

Based on current expectations and considering external uncertainties, Ashland continues to expect sales in the range of $2.5 billion to $2.7 billion for fiscal year 2023, consistent with prior expectations. In addition, the company continues to expect Adjusted EBITDA to be within the prior outlook range of $600 million to $650 million, with the current forecast models indicating earnings below the mid-point of that range. Although external uncertainties remain high, the company expects improved market-trend visibility by the end of the fiscal-second quarter. By this time, the company expects to have more clarity on any additional inventory destocking dynamics, conditions in Europe and the China re-opening.

December winter storm in the U.S.

During December, the winter storm that impacted much of the United States also caused an extended, unplanned shutdown at the company’s facility in Calvert City, Kentucky, along with lesser impacts at several other facilities. Although the extended shutdown did not meaningfully impact sales or margins during the fiscal-first quarter, it will result in incremental repair, maintenance and other manufacturing costs. Ashland expects to realize approximately $15 million of these incremental costs related to the event during the company’s fiscal-second quarter. The company plans to offset a meaningful portion of these incremental costs during the third and fourth fiscal quarters as it reassesses the need for other scheduled maintenance shutdowns.

Planned Share Repurchase

Beginning in February, Ashland plans to initiate a new Rule 10b5-1 trading plan agreement to repurchase up to $100 million of its outstanding shares under its existing $500 million evergreen share repurchase authorization. Following completion of the new 10b5-1 program, Ashland expects to have $400 million remaining under the existing evergreen authorization.

“Ashland is executing its plans and priorities, focusing on high-quality resilient markets, strong price and mix management, disciplined operations, accelerating our innovation initiatives and investing in our future,” said Guillermo Novo, chair and chief executive officer, Ashland. “The December quarter results reflect this continued discipline and the reality of rapidly evolving dynamics in an uncertain global marketplace. Operating discipline and agility remain critical success drivers in these uncertain times, especially around pricing and mix management. During the quarter, we experienced several external headwinds impacting our results. COVID-19 had a significant impact on our demand, employees, and operations in China. We are grateful that our team in China has recovered and remains resilient. Strength in pharmaceutical ingredient sales was offset by weaker end-market demand in other businesses. Inventory management actions by distributors and some customers impacted our demand. As a result, our sales for the quarter in these markets were below our expectations.”

“This is a time for caution. Despite the challenging environment and the unplanned winter storm impact in the U.S., we remain confident about the future,” continued Novo. “Our customers remain resilient. The pricing and mix-improvement actions we have taken position us well to cover current cost inflation as we continue to invest in our future. While the results this quarter did not meet our expectations, we are confident in the path forward. I look forward to discussing our fiscal-first quarter financial results and outlook during our earnings call and webcast tomorrow morning,” concluded Novo.

Conference Call Webcast

Ashland will host a live webcast of its first-quarter conference call with securities analysts at 9:00 a.m. ET on Wednesday, February 1, 2023. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation.

To access the call by phone, please go to this registration link and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

Following the live event, an archived version of the webcast and supporting materials will be available for 12 months on http://investor.ashland.com.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units, and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 7 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to reflect Ashland’s underlying business performance and trends most accurately. Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 7 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above. These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income. As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metrics enable Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow and ongoing free cash flow include the impact of capital expenditures from continuing operations and other significant items impacting free cash flow, providing a more complete picture of current and future cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock. Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

Adjusted diluted earnings per share, excluding intangibles amortization expense metric enables Ashland to demonstrate the impact of non-cash intangibles amortization expense on earnings per share, in addition to key items previously mentioned. Ashland’s management believes this presentation is helpful to illustrate how previous acquisitions impact applicable period results.

About Ashland

Ashland Inc. (NYSE: ASH) is a global additives and specialty ingredients company with a conscious and proactive mindset for environment, social and governance (ESG). The company serves customers in a wide range of consumer and industrial markets, including architectural coatings, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. Approximately 3,900 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com and ashland.com/ESG to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public-health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic, and the ongoing Ukraine-Russia conflict, on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the U.S. Securities and Exchange Commission.

2The ongoing free cash flow metric excludes the impact of inflows and outflows from U.S. Accounts Receivable Sales Program and payments related to restructuring and environmental and litigation-related matters in both the current-year and prior-year periods.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended
	December 31
	2022	2021

Sales	$525	$512
Cost of sales	360	351
GROSS PROFIT	165	161
Selling, general and administrative expense	93	82
Research and development expense	13	13
Intangibles amortization expense	23	24
Equity and other income	1	-
OPERATING INCOME	37	42
Net interest and other expense (income)	(14)	5
Other net periodic benefit loss	(1)	-
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	50	37
Income tax expense	8	5
INCOME FROM CONTINUING OPERATIONS	42	32
Income (loss) from discontinued operations (net of income taxes)	(2)	16
NET INCOME	$40	$48

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.76	$0.55
Income (loss) from discontinued operations	(0.03)	0.28
Net income	$0.73	$0.83

AVERAGE DILUTED COMMON SHARES OUTSTANDING	55	58

SALES
Life Sciences	207	170
Personal Care	138	147
Specialty Additives	143	156
Intermediates	54	53
Intersegment Sales	(17)	(14)
	$525	$512

OPERATING INCOME (LOSS)
Life Sciences	34	21
Personal Care	11	15
Specialty Additives	1	17
Intermediates	20	16
Unallocated and other	(29)	(27)
	$37	$42

Ashland Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	December 31	September 30
	2022	2022
ASSETS
Current assets
Cash and cash equivalents	$532	$646
Accounts receivable	351	402
Inventories	724	629
Other assets	117	91
Total current assets	1,724	1,768

Noncurrent assets
Property, plant and equipment
Cost	3,116	3,050
Accumulated depreciation	1,770	1,712
Net property, plant and equipment	1,346	1,338

Goodwill	1,369	1,312
Intangibles	959	963
Operating lease assets, net	107	107
Restricted investments	343	313
Asbestos insurance receivable	135	138
Deferred income taxes	20	20
Other assets	256	254
Total noncurrent assets	4,535	4,445

Total assets	$6,259	$6,213

LIABILITIES AND EQUITY
Current liabilities
Trade and other payables	$246	$265
Accrued expenses and other liabilities	200	269
Current operating lease obligations	18	19
Total current liabilities	464	553

Noncurrent liabilities
Long-term debt	1,316	1,270
Asbestos litigation reserve	454	472
Deferred income taxes	176	176
Employee benefit obligations	110	103
Operating lease obligations	95	94
Other liabilities	326	325
Total noncurrent liabilities	2,477	2,440

Stockholders' equity	3,318	3,220

Total liabilities and stockholders' equity	$6,259	$6,213

Ashland Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended
	December 31
	2022	2021
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$40	$48
Loss (income) from discontinued operations (net of taxes)	2	(16)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	59	60
Original issue discount and debt issuance cost amortization	1	1
Deferred income taxes	7	3
Stock based compensation expense	7	4
Excess tax benefit on stock based compensation	1	-
Income from restricted investments	(26)	(13)
Asset impairments	4	-
Pension contributions	(1)	(1)
Change in operating assets and liabilities (a)	(123)	(72)
Total cash flows provided (used) by operating activities from continuing operations	(29)	14
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(23)	(15)
Proceeds from disposal of property, plant and equipment	-	1
Proceeds from settlement of Company-owned life insurance contracts	2	-
Company-owned life insurance payments	(1)	-
Net purchase of funds restricted for specific transactions	(5)	-
Reimbursements from restricted investments	-	7
Proceeds from sale of securities	-	4
Purchases of securities	-	(4)
Total cash flows used by investing activities from continuing operations	(27)	(7)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from short-term debt	-	11
Cash dividends paid	(18)	(17)
Stock based compensation employee withholding taxes paid in cash	(9)	(5)
Total cash flows used by financing activities from continuing operations	(27)	(11)
CASH USED BY CONTINUING OPERATIONS	(83)	(4)
Cash provided (used) by discontinued operations
Operating cash flows	(34)	(8)
Investing cash flows	-	(1)
Effect of currency exchange rate changes on cash and cash equivalents	3	(3)
DECREASE IN CASH AND CASH EQUIVALENTS	(114)	(16)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	646	210
CASH AND CASH EQUIVALENTS - END OF PERIOD	$532	$194

DEPRECIATION AND AMORTIZATION
Life Sciences	17	15
Personal Care	21	21
Specialty Additives	18	21
Intermediates	3	3
Unallocated and other	-	-
	$59	$60
(a)
Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 4

	Three months ended
	December 31
Adjusted EBITDA - Ashland Inc.	2022	2021
Net income	$40	$48
Income tax expense	8	5
Net interest and other expense (income)	(14)	5
Depreciation and amortization	59	60
EBITDA	93	118
(Income) loss from discontinued operations (net of taxes)	2	(16)
Operating key items (see Table 5)	13	4
Adjusted EBITDA	$108	$106

Adjusted EBITDA - Life Sciences
Operating income	$34	$21
Add:
Depreciation and amortization	17	15
Operating key items (see Table 5)	1	-
Adjusted EBITDA	$52	$36

Adjusted EBITDA - Personal Care
Operating income	$11	$15
Add:
Depreciation and amortization	21	21
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$32	$36

Adjusted EBITDA - Specialty Additives
Operating income	$1	$17
Add:
Depreciation and amortization	18	21
Operating key items (see Table 5)	4	-
Adjusted EBITDA	$23	$38

Adjusted EBITDA - Intermediates
Operating income	$20	$16
Add:
Depreciation and amortization	3	3
Operating key items (see Table 5)	-	-
Adjusted EBITDA	$23	$19

Ashland Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 5

	Three Months Ended December 31, 2022
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(8)	$(8)
Restructuring, separation and other costs	(1)	-	-	-	-	(1)
Asset impairments	-	-	(4)	-	-	(4)
All other operating income (loss)	35	11	5	20	(21)	50
Operating income (loss)	34	11	1	20	(29)	37

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(21)	(21)
All other net interest and other expense					7	7
					(14)	(14)

OTHER NET PERIODIC BENEFIT LOSS					(1)	(1)

INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)					2	2
All other income tax expense					6	6
					8	8
INCOME (LOSS) FROM CONTINUING OPERATIONS	$34	$11	$1	$20	$(24)	$42

	Three Months Ended December 31, 2021
	Life Sciences	Personal Care	Specialty Additives	Intermediates	Unallocated & Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Environmental reserve adjustments	$-	$-	$-	$-	$(3)	$(3)
Restructuring, separation and other costs	-	-	-	-	(1)	(1)
All other operating income (loss)	21	15	17	16	(23)	46
Operating income (loss)	21	15	17	16	(27)	42

NET INTEREST AND OTHER EXPENSE (INCOME)
Key items					(4)	(4)
All other net interest and other expense					9	9
					5	5
INCOME TAX EXPENSE (BENEFIT)
All other income tax expense (benefit)					5	5
					5	5
INCOME (LOSS) FROM CONTINUING OPERATIONS	$21	$15	$17	$16	$(37)	$32

(a)
Represents the tax effect of the key items that are previously identified above.

Ashland Inc. and Consolidated Subsidiaries RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)	Table 6

	Three months ended
	December 31
Free cash flows	2022	2021
Total cash flows provided (used) by operating activities from continuing operations	$(29)	$14
Adjustments:
Additions to property, plant and equipment	(23)	(15)
Free cash flows	$(52)	$(1)
Cash outflows from U.S. Accounts Receivable Sales Program (a)	19	10
Restructuring-related payments (b)	1	4
Environmental and related litigation payments (c)	11	13
Ongoing free cash flow	$(21)	$26

Adjusted EBITDA (d)	$108	$106

Ongoing free cash flow conversion (e)	-19%	25%

(a)
Represents activity associated with the U.S. Accounts Receivable Sales Program impacting each period presented.
(b)
Restructuring payments incurred during each period presented.
(c)
Represents cash outflows associated with environmental and related litigation payments which will be reimbursed by the Environmental trust.
(d)
See Adjusted EBITDA reconciliation.
(e)
Ongoing free cash flow divided by Adjusted EBITDA.

	Three months ended
	December 31
Adjusted operating income	2022	2021
Operating income (as reported)	$37	$42
Key items, before tax:
Restructuring, separation and other costs	1	1
Environmental reserve adjustments	8	3
Asset impairments	4	-
Adjusted operating income (non-GAAP)	$50	$46

Ashland Inc. and Consolidated Subsidiaries	Table 7

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2022	2021
Income from continuing operations (as reported)	$42	$32
Key items, before tax:
Restructuring, separation and other costs	1	1
Unrealized gains on securities	(21)	(4)
Environmental reserve adjustments	8	3
Asset impairments	4	-
Key items, before tax	(8)	-
Tax effect of key items (a)	2	-
Key items, after tax	(6)	-
Adjusted income from continuing operations (non-GAAP)	$36	$32
Amortization expense adjustment (net of tax) (b)	18	19
Adjusted income from continuing operations (non-GAAP) excluding intangibles amortization expense	$54	$51

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Amortization expense adjustment (net of tax) tax rates were 20% for the three months ended December 31, 2022 and 2021.

Ashland Inc. and Consolidated Subsidiaries	Table 7 (Continued)

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2022	2021
Diluted EPS from continuing operations (as reported)	$0.76	$0.55
Key items, before tax:
Restructuring, separation and other costs	0.02	0.02
Unrealized gains on securities	(0.38)	(0.07)
Environmental reserve adjustments	0.14	0.05
Asset impairments	0.07	-
Key items, before tax	(0.15)	-
Tax effect of key items (a)	0.03	-
Key items, after tax	(0.12)	-
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.64	$0.55
Amortization expense adjustment (net of tax) (b)	0.33	0.33
Adjusted diluted EPS from continuing operations (non-GAAP) excluding intangibles amortization expense	$0.97	$0.88

(a)
Represents the tax effect of the key items that are previously identified above.
(b)
Amortization expense adjustment (net of tax) tax rates were 20% for the three months ended December 31, 2022 and 2021.